CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Kunekt Corporation on Form SB-2 of our audit report, dated November 30, 2007 of Kunekt Corporation which includes an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the captions “Experts” in the Prospectus.

/s/ HJ & Associates, LLC

Salt Lake City, Utah

December 19, 2007